AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2003
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                  DSL.NET, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           DELAWARE                                          06-1510312
--------------------------------------------------------------------------------
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)


                              545 LONG WHARF DRIVE
                               NEW HAVEN, CT 06511
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




            AMENDED AND RESTATED 2001 STOCK OPTION AND INCENTIVE PLAN
            ---------------------------------------------------------
                            (Full Title of the Plan)




                               ROBERT J. DESANTIS
                             CHIEF FINANCIAL OFFICER
                                  DSL.NET, INC.
                              545 LONG WHARF DRIVE
                               NEW HAVEN, CT 06511
                     ---------------------------------------
                     (Name and Address of Agent For Service)



                                 (203) 772-1000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)




                                    Copy to:

                               Mark Burnett, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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
================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                      PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE     OFFERING PRICE        AGGREGATE           AMOUNT OF
 TO BE REGISTERED     REGISTERED(1)      PER SHARE        OFFERING PRICE    REGISTRATION FEE(3)
 ----------------     -------------      ---------        --------------    -------------------
Common Stock (Par      25,000,000        $0.53 (2)         $13,250,000           $1,071.93
Value $.0005 Per
Share)


TOTAL:                 25,000,000                          $13,250,000           $1,071.93

-------------------

(1) Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the Amended and Restated 2001 Stock Option and Incentive Plan will be 45,000,000 shares. In addition, pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable upon exercise of options granted under the DSL.net, Inc. Amended and Restated 2001 Stock Option and Incentive Plan by reason of any stock dividends, stock split, recapitalization or other similar transaction.

(2) The exercise price of such options shall be determined at time of grant. Accordingly, pursuant to Rule 457(c) and Rule 457(h)(1) of the General Rules and Regulations under the Securities Act of 1933, the price of $0.53, which is the average of the high and low prices reported on the Nasdaq Stock Market on October 28, 2003, is set forth solely for purposes of calculating the registration fee.

(3)       Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

          This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-75230 on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on December 14, 2001, and Registration Statement No. 333-89886 on Form S-8, as filed with the Commission on June 6, 2002, each relating to the Registrant's 2001 Stock Option and Incentive Plan, are effective and hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003 pursuant to the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2002;

     (b) The Registrant's Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed with the Commission on April 30, 2003 pursuant to the Exchange Act;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the Commission on May 14, 2003 pursuant to the Exchange Act;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 filed with the Commission on August 14, 2003 pursuant to the Exchange Act;

     (e) The Registrant's Current Report on Form 8-K filed with the Commission on January 24, 2003;

     (f) The Registrant's Current Report on Form 8-K/A filed with the Commission on March 25, 2003;

     (g) The Registrant's Current Report on Form 8-K filed with the Commission on March 31, 2003;

     (h) The Registrant's Current Report on Form 8-K filed with the Commission on May 13, 2003;

     (i) The Registrant's Current Report on Form 8-K filed with the Commission on May 14, 2003;

     (j) The Registrant's Current Report on Form 8-K filed with the Commission on August 4, 2003;

     (k) The Registrant's Current Report on Form 8-K filed with the Commission on August 5, 2003;

     (l) The Registrant's Current Report on Form 8-K filed with the Commission on September 5, 2003; and

     (m) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 1, 1999 pursuant to
          Section 12(b) of the Exchange Act.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

  EXHIBIT
    NO.                                    EXHIBIT
    ---                                    -------

   4.01 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed herewith).
   4.02 Amended and Restated By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 4.02 filed with the Registrant's Registration Statement on Form S-8 (No. 333-89886)).
   4.03 Amended and Restated 2001 Stock Option and Incentive Plan (filed herewith).
   5.01     Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).
  23.01     Consent of PricewaterhouseCoopers LLP (filed herewith).
  23.02     Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
            5.01).
   24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Haven, State of Connecticut, on this 31st day of October, 2003.

                                    DSL.net, Inc.

                                    By: /s/ David F. Struwas
                                        ----------------------------------------
                                        David F. Struwas, Chairman of the Board,
                                        Class III Director and Chief Executive
                                        Officer




                        POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of DSL.net, Inc., hereby severally constitute and appoint David F. Struwas and Robert J. DeSantis, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable DSL.net, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE(S)                         DATE
---------                      --------                         ----

/s/ David F. Struwas           Chairman of the Board,           October 31, 2003
---------------------------    Class III Director and
David F. Struwas               Chief Executive Officer
                               (Principal Executive Officer)

/s/ Robert J. DeSantis         Chief Financial Officer          October 31, 2003
---------------------------    (Principal Financial
Robert J. DeSantis             and Accounting Officer)


/s/ Robert B. Hartnett, Jr.    Class I Director                 October 31, 2003
---------------------------
Robert B. Hartnett, Jr.


/s/ Roderick G. MacMullin      Class I Director                 October 31, 2003
---------------------------
Roderick G. MacMullin


/s/ Robert G. Gilbertson       Class II Director                October 31, 2003
---------------------------
Robert G. Gilbertson

/s/ Paul J. Keeler             Class II Director                October 31, 2003
---------------------------
Paul J. Keeler


/s/ William J. Marshall        Class II Director                October 31, 2003
---------------------------
William J. Marshall


/s/ Roger Ehrenberg            Class III Director               October 31, 2003
---------------------------
Roger Ehrenberg


/s/ James D. Marver            Class III Director               October 31, 2003
---------------------------
James D. Marver


/s/ Michael L. Yagemann        Class III Director               October 31, 2003
---------------------------
Michael L. Yagemann

                                  EXHIBIT INDEX

EXHIBIT
  NO.                                EXHIBIT
  ---                                -------


  4.01 Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed herewith).

  4.02 Amended and Restated By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 4.02 filed with the Registrant's Registration Statement on Form S-8 (No. 333-89886)).

  4.03 Amended and Restated 2001 Stock Option and Incentive Plan (filed herewith).

  5.01    Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

 23.01    Consent of PricewaterhouseCoopers LLP (filed herewith).

 23.02    Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.01).

  24.1 Power of Attorney (included as part of the signature page to this Registration Statement).